Exhibit 99.1

Earnings News

Arotech Reports Fourth Quarter and Full Year 2017 Results
Acting CEO Dean Krutty named President and CEO
Ann Arbor, Michigan – March 14, 2018 – Arotech Corporation (NasdaqGM: ARTX) today announced financial results for the quarter and year ended December 31, 2017.
Fourth Quarter and Full Year 2017 Financial Summary:
U.S. $ in thousands, except per share data	Twelve months ended December 31,		Three months ended December 31,
	2017	2016	2017	2016
GAAP Measures
Revenue	$98,723	$92,976	$28,996	$21,489
Net income (loss) from continuing operations	$3,834	$(1,480)	$4,409	$(2,034)
Diluted net income (loss) per share – continuing operations	$0.15	$(0.06)	$0.17	$(0.08)

Non-GAAP Measures (reconciliation to GAAP measures appears in the tables below)
Adjusted EBITDA from continuing operations	$7,595	$7,070	$3,230	$757
Adjusted EPS from continuing operations	$0.17	$0.17	$0.08	$0.01

Fourth Quarter and Full Year 2017 Business Highlights:
•	Fourth quarter revenue of $29 million is up 35% over the prior year.
•	U.S. Power Division delivers Mobile Electric Hybrid Power Sources (MEHPS) products to the U.S. Marine Corps for testing.
•	Training and Simulation Division sets second consecutive annual sales record for Arotech’s MILO Range use of force training products with sales of $14 million.
•	Commercial vehicle simulation group delivers a bus simulation demonstrator to New Flyer and strengthened Arotech’s new partnership with an order from the San Francisco MTA for three new simulators.
•	Israel Power Division begins work on a new battery development for an autonomous underwater vehicle program and field trials on its lithium-ion 6T tank batteries.
•
The U.S. Tax Cuts and Jobs Act enacted late in 2017 reduced corporate tax rates from 35% to 21%, which required remeasurement of Arotech’s deferred taxes and resulted in a $3.2 million one-time benefit in 2017, raising net income results (GAAP measures only).

Arotech also reported that its Board of Directors appointed Dean Krutty, who had been acting CEO since January 2017, to the position of President and CEO of Arotech. “2017 was a year of transition for Arotech,” noted Chairman of the Board Jon B. Kutler. “While still not satisfied with the Company’s results, I believe the Board and Dean have made significant progress towards setting the Company on the right path. We have cut costs, restructured the corporate culture, and invested in the programs, technologies, and people required to support future growth. As one of the Company’s largest shareholders, I am extremely focused on the need to create sustainable improvements in shareholder value,” concluded Mr. Kutler.

“Our fourth quarter continued the improvement shown in Q3 and delivered a strong second half performance that we had been expecting,” commented CEO Dean Krutty. “We continue to see broad based support for our products, especially in our Training and Simulation Division, which improved our performance over the fourth quarter of 2016 and the previous three quarters of 2017. We anticipate continued revenue growth as our recent sales of simulation products to the U.S. military improves the outlook for 2018.”
“Within our Power Systems Division, the delivery of our MEHPS product in the fourth quarter marked an important milestone for our U.S. power subsidiary, UEC. While the MEHPS project was more costly than we had anticipated, we believe that the future market for these hybrid power systems will ultimately more than justify the investment that we have made. We look forward to supporting the U.S. Marine Corps in system testing during 2018,” concluded Mr. Krutty.
Full Year 2017 Financial Summary
Revenues for the year ended December 31, 2017 were $98.7 million, compared to $93.0 million for 2016, an increase of 6.2%. The year-over-year increase was due to higher revenues in both divisions.
Gross profit for the year ended December 31, 2017 was $27.6 million, or 28.0% of revenues, compared to $28.2 million, or 30.3% of revenues, for 2016.
Operating expenses from continuing operations were $24.7 million or 25.1% of revenues in the year ended December 31, 2017, compared to expenses of $27.9 million, or 30.0% of revenues, for 2016. Operating income for the year ended December 31, 2017 was $2.9 million, compared to operating income of $214,000 for 2016.
The Company’s net income from continuing operations for the year ended December 31, 2017 was $3.8 million, or $0.15 per basic and diluted share, compared to a net loss of $(1.5 million), or $(0.06) per basic and diluted share, for 2016.
Adjusted Earnings per Share (Adjusted EPS) for the years ended December 31, 2017 and 2016 was $0.17.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the year ended December 31, 2017 was $7.6 million, compared to $7.1 million 2016.
Total company backlog at the end of 2017 stood at $61.1 million as compared to $55.4 million at the end of 2016, an increase of 10%.
The Company believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of the Company’s current financial performance. The Company computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.

Fourth Quarter Financial Summary
Revenues for the fourth quarter of 2017 were $29.0 million, compared to $21.5 million for the corresponding period in 2016, an increase of 35%. The year-over-year increase was due to higher revenues in both divisions.
Gross profit for the fourth quarter of 2017 was $7.9 million, or 27.3% of revenues, compared to $5.6 million, or 26.0% of revenues, for the corresponding period in 2016.
Operating expenses from continuing operations were $6.0 million, or 20.6% of revenues, in the fourth quarter of 2017, compared to expenses of $7.3 million, or 34.2% of revenues, for the corresponding period in 2016. Operating income for the fourth quarter was $2.0 million compared to a loss of $(1.7 million) for the corresponding period in 2016.
The Company’s net income from continuing operations for the fourth quarter of 2017 was $4.4 million, or $0.17 per basic and diluted share, compared to a net loss of $(2.0 million), or $(0.08) per basic and diluted share, for the corresponding period in 2016.
Adjusted Earnings per Share (Adjusted EPS) for the fourth quarter of 2017 was $0.08, compared to $0.01 for the corresponding period in 2016.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the fourth quarter of 2017 was $3.2 million, compared to $757,000 for the corresponding period of 2016.
The Company believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of the Company’s current financial performance. The Company computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.
Balance Sheet Metrics
As of December 31, 2017, the Company had $5.5 million in cash and cash equivalents, as compared to December 31, 2016, when the Company had $7.4 million in cash and cash equivalents.
As of December 31, 2017, the Company had total debt of $15.9 million, consisting of $5.1 million in short-term bank debt under the Company’s credit facility and $10.8 million in long-term loans, comprised of a $7.1 million term loan and $3.1 million in mortgage loans. This is in comparison to December 31, 2016, when the Company had total debt of $13.5 million, consisting of $3.0 million in short-term bank debt under its credit facility and $10.5 million in long-term loans.
The Company also had $9.1 million in available, unused bank lines of credit with its primary bank as of December 31, 2017, under a $15.0 million revolving credit facility.
The Company maintained its current ratio (current assets/current liabilities) of 2.0 for the comparative periods.
As of December 31, 2017, the Company had net operating loss carryforwards for U.S. federal income tax purposes of $40.7 million, which are available to offset future taxable income, if any, expiring in 2021 through 2032. Utilization of U.S. net operating losses is subject to annual limitations due to provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

2018 Guidance
The Company’s 2018 guidance range: Total revenue of $100 million to $105 million; Adjusted EBITDA of $7.0 million to $8.0 million; and Adjusted EPS of $0.15 to $0.18. The financial guidance provided is as of today and the Company undertakes no obligation to update its estimates in the future.
Conference Call
The Company will host a conference call tomorrow, Thursday, March 15, 2018 at 9:00 a.m. Eastern time, to review its financial results and business outlook.
To participate, please call one of the following telephone numbers. Please dial in at least 10 minutes before the start of the call:
•	US: 1-877-407-9205
•	International: +1-201-689-8054
The conference call will also be broadcast live as a listen-only webcast on the investor relations section of Arotech’s website at http://www.arotech.com/.
The online playback of the conference call will be archived on Arotech’s website for at least 90 days and a telephonic playback of the conference call will also be available by calling 1-877-481-4010 within the U.S. and +1-919-882-2331 internationally. The telephonic playback will be available beginning at 12:00 p.m. Eastern time on Thursday, March 15, 2018, and continue through 9:00 a.m. Eastern time on Thursday, March 22, 2018. The replay passcode is 25728.
About Arotech Corporation
Arotech Corporation is a defense and security company engaged in two business areas: interactive simulation and mobile power systems.
Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Michigan, South Carolina, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.
Investor Relations Contact:
Scott Schmidt
Arotech Corporation
1-800-281-0356
Scott.Schmidt@arotechusa.com
Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

CONDENSED CONSOLIDATED BALANCE SHEET SUMMARY (UNAUDITED)
(U.S. Dollars)

	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,488,754	$7,399,963
Trade receivables	19,258,960	16,821,737
Unbilled receivables	16,094,515	10,981,577
Other accounts receivable and prepaid	2,342,220	2,156,896
Inventories	8,654,878	10,318,021
TOTAL CURRENT ASSETS	51,839,327	47,678,194
LONG TERM ASSETS:
Property and equipment, net	9,276,088	5,915,240
Other long term assets	3,939,120	3,233,900
Intangible assets, net	5,205,605	6,823,346
Goodwill	46,138,036	45,489,517
Discontinued operations	–	270,139
TOTAL LONG TERM ASSETS	64,558,849	61,732,142
TOTAL ASSETS	$116,398,176	$109,410,336

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade payables	$5,560,196	$4,362,804
Other accounts payable and accrued expenses	6,640,154	5,597,558
Current portion of long term debt	2,248,043	1,828,840
Short term bank credit	5,092,088	2,973,032
Current portion of severance	–	2,577,472
Deferred revenues	6,778,313	6,421,271
TOTAL CURRENT LIABILITIES	26,318,794	23,760,977
LONG TERM LIABILITIES:
Accrued Israeli statutory/contractual severance pay	4,709,807	3,891,710
Long term portion of debt	8,570,524	8,703,736
Other long-term liabilities	5,705,833	7,968,867
TOTAL LONG-TERM LIABILITIES	18,986,164	20,564,313
TOTAL LIABILITIES	45,304,958	44,325,290
STOCKHOLDERS' EQUITY:
TOTAL STOCKHOLDERS' EQUITY (NET)	71,093,218	65,085,046
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$116,398,176	$109,410,336

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
 (U.S. Dollars, except share data)

	Twelve months ended December 31,		Three months ended December 31,
	2017	2016	2017	2016
Revenues	$98,722,678	$92,975,752	$28,996,099	$21,489,274

Cost of revenues	71,082,708	64,825,416	21,074,759	15,892,245
Research and development expenses	3,041,130	2,722,965	249,611	355,001
Selling and marketing expenses	7,874,364	7,029,090	2,199,711	2,116,014
General and administrative expenses	11,623,900	15,380,461	3,035,141	4,158,821
Amortization of intangible assets	2,205,755	2,875,543	476,799	710,606
Total operating costs and expenses	95,827,857	92,761,475	27,036,021	23,232,687

Operating income	2,894,821	214,277	1,960,078	(1,743,413)

Other income (loss)	(8,156)	64,832	5,342	14,919
Financial expenses, net	(1,076,659)	(975,263)	(326,692)	(205,935)
Total other expense	(1,084,815)	(910,431)	(321,350)	(191,016)
Income (loss) from continuing operations before income tax expense	1,810,006	(696,154)	1,638,728	(1,934,429)

Income tax (benefit) expense	(2,024,130)	783,420	(2,770,125)	99,148
Income (loss) from continuing operations	3,834,136	(1,479,574)	4,408,853	(2,033,577)
Loss from discontinued operations, net of income tax	–	(1,368,682)	–	(6,895)
Net income (loss)	3,834,136	(2,848,256)	4,408,853	(2,040,472)

Other comprehensive income (loss), net of $0 income tax:
Foreign currency translation adjustment	1,752,606	54,925	332,507	(351,967)
Comprehensive income (loss)	$5,586,742	$(2,793,331)	$4,741,360	$(2,392,439)

Basic net income (loss) per share – continuing operations	$0.15	$(0.06)	$0.17	$(0.08)
Basic net loss per share – discontinued operations	$–	$(0.05)	$–	$(0.00)
Basic net income (loss) per share	$0.15	$(0.11)	$0.17	$(0.08)

Diluted net income (loss) per share – continuing operations	$0.15	$(0.06)	$0.17	$(0.08)
Diluted net loss per share – discontinued operations	$–	$(0.05)	$–	$(0.00)
Diluted net income (loss) per share	$0.15	$(0.11)	$0.17	$(0.08)
Weighted average number of shares used in computing basic net income/loss per share	26,380,312	25,494,097	26,395,048	25,742,394
Weighted average number of shares used in computing diluted net income/loss per share	26,380,312	25,494,097	26,395,048	25,742,394

Reconciliation of Non-GAAP Financial Measure – Continuing Operations
To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance. Reconciliation of the nearest GAAP measure to adjusted EBITDA follows:
	Twelve months ended December 31,			Three months ended December 31,
	2017		2016	2017		2016
Net income (loss)	$3,834,136		$(2,848,256)	$4,408,853		$(2,040,472)
Loss from discontinued operations, net of income tax	–		(1,368,682)	–		(6,895)
Net income (loss) from continuing operations (GAAP measure)	$3,834,136		$(1,479,574)	$4,408,853		$(2,033,577)
Add back:
Financial expense – including interest	1,084,815		910,431	321,350		191,016
Income tax (benefit) expense	(2,024,130	)*	783,420	(2,770,125	)*	99,148
Depreciation and amortization expense	4,041,063		4,664,584	1,034,123		1,177,051
Other adjustments**	658,852		2,190,656	235,417		1,323,418
Total adjusted EBITDA	$7,594,736		$7,069,517	$3,229,618		$757,056

*Includes tax rate reduction as a result of the 2017 Tax Cuts and Jobs Act.
**Includes stock compensation expense, one-time transaction expenses and other non-cash expenses.

CALCULATION OF ADJUSTED EARNINGS PER SHARE
(U.S. $ in thousands, except per share data)

	Twelve months ended December 31,			Three months ended December 31,
	2017		2016	2017		2016

Revenue (GAAP measure)	$98,723		$92,976	$28,996		$21,489
Net income (loss)	$3,834		$(2,848)	$4,409		$(2,040)
Loss from discontinued operations, net of income tax	–		(1,368)	–		(7)
Net income (loss) from continuing operations (GAAP measure)	$3,834		$(1,480)	$4,409		$(2,034)
Adjustments:
Amortization	2,206		2,876	477		711
Stock compensation	421		878	112		92
Non-cash taxes	(2,267	)*	837	(2,953	)*	229
Other non-recurring expenses	237		1,313	123		1,231
Income tax impact on adjustments	–		–	–		–
Net adjustments	$597		$5,904	$(2,241)		$2,263
Adjusted net income	$4,431		$4,424	$2,168		$229
Number of diluted shares	26,380		25,833	26,395		26,081
Adjusted EPS	$0.17		$0.17	$0.08		$0.01

*Includes tax rate reduction as a result of the 2017 Tax Cuts and Jobs Act.